United States
Securities and Exchange Commission
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: June 18, 2008
GeneLink, Inc.
(Exact Name of Registrant as Specified in its Charter)

PA	00-30518	23-2795613

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
317 Wekiva Spring Road, #200, Longwood, FL 32779
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (800) 558-4363
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities
     On June 24, 2008, all remaining holders of the Company’s outstanding convertible secured promissory notes converted such notes into shares of the Company’s common stock at a conversion price of $0.05 per share. $882,041 of convertible secured promissory notes converted into an aggregate of 17,640,813 shares of Common Stock of the Company.

ITEM 8.01	OTHER EVENTS
     On or about June 18, 2008, in connection with the terms of the Order of Settlement dated May 13, 2008 (the “Settlement”) relating to the Action entitled, John R. DePhillipo v. GeneLink, Inc. (Superior Court of New Jersey Law Division: Atlantic County, Docket No. ATL-L-7479-05) the Company paid John DePhillipo $220,000, and the Company and Mr. DePhillipo exchanged mutual releases. As a result of such payment and the exchange of the mutual releases, all terms of the Settlement have been completed.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc. (Registrant)
By:	/s/ Monte E. Taylor, Jr.
Monte E. Taylor, Jr.
Chief Executive Officer

Dated: June 24, 2008